Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports November 2018
Operational Performance

CHICAGO, December 10, 2018 - United Airlines (UAL) today reported November 2018 operational results.
UAL’s November 2018 consolidated traffic (revenue passenger miles) increased 7.1 percent and consolidated capacity (available seat miles) increased 5.5 percent versus November 2017. UAL’s November 2018 consolidated load factor increased 1.2 points compared to November 2017.
November Highlights

•
Announced UAL has reached an agreement with Compañía Panameña de Aviación S.A. (Copa), Aerovías del Continente Americano S.A. (Avianca) and many of Avianca's affiliates, for a joint business agreement, pending government approval.

•	Announced that the newest premium seating, United® Premium Plus, would be on sale beginning December 3, for travel on select international flights starting March 30, 2019.

•	Took delivery of UAL’s first Boeing 787-10, becoming the first North American airline to take delivery of the 787-10.

•
Announced new routes including year-round service between Denver and Frankfurt, Germany and nonstop service between Paine Field/Snohomish County Airport and Denver and San Francisco, all pending government approval, and submitted a formal application to the U.S. Department of Transportation for authority to increase service between New York/Newark Liberty and Shanghai Pudong.

•
Announced $150,000 in direct donations to Ventura County Community Foundation and North Valley Community Foundation for their efforts in areas affected by the California wildfires, while launching a Crowdrise by GoFundMe campaign to award up to five million bonus miles for individuals who make donations of $50 or more to support affected communities in California.

•	In celebration of Giving Tuesday on November 27, UAL announced that it would match customer donations of MileagePlus miles to the airline's featured Charity Miles partners up to 6 million miles.

•	Announced the addition of nearly 150 additional flights between UAL’s hubs and popular spring break destinations including Arizona, Florida, Hawaii, Mexico, the Caribbean and select ski destinations.

United Reports November 2018 Operational Performance / Page 2

About United
United Airlines and United Express operate approximately 4,700 flights a day to 356 airports across five continents. In 2017, United and United Express operated more than 1.6 million flights carrying more than 148 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 760 mainline aircraft and the airline's United Express carriers operate 546 regional aircraft. The airline is a founding member of Star Alliance, which provides service to 193 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United's parent, United Continental Holdings, Inc., is traded on the Nasdaq under the symbol "UAL".

United Reports November 2018 Operational Performance / Page 3

Preliminary Operational Results

	November			Year-to-Date
	2018	2017	Change	2018	2017	Change
REVENUE PASSENGER MILES (000)
Domestic	10,841,728	10,284,451	5.4%	121,895,949	113,788,397	7.1%
Mainline	8,826,914	8,414,435	4.9%	99,652,440	93,734,002	6.3%
Regional	2,014,814	1,870,016	7.7%	22,243,509	20,054,395	10.9%
International	7,384,715	6,736,201	9.6%	88,929,687	84,396,997	5.4%
Atlantic	2,837,658	2,459,110	15.4%	37,623,983	33,575,589	12.1%
Pacific	2,811,512	2,651,756	6.0%	31,305,470	31,010,551	1.0%
Latin	1,735,545	1,625,335	6.8%	20,000,234	19,810,857	1.0%
Mainline	1,657,514	1,555,059	6.6%	19,170,373	19,032,647	0.7%
Regional	78,031	70,276	11.0%	829,861	778,210	6.6%
Consolidated	18,226,443	17,020,652	7.1%	210,825,636	198,185,394	6.4%

AVAILABLE SEAT MILES (000)
Domestic	12,652,818	11,936,101	6.0%	142,341,396	133,372,492	6.7%
Mainline	10,239,189	9,706,089	5.5%	115,627,491	109,035,519	6.0%
Regional	2,413,629	2,230,012	8.2%	26,713,905	24,336,973	9.8%
International	9,302,209	8,867,120	4.9%	109,548,190	107,050,550	2.3%
Atlantic	3,556,936	3,312,838	7.4%	46,050,063	43,954,274	4.8%
Pacific	3,674,586	3,502,771	4.9%	39,570,472	39,171,150	1.0%
Latin	2,070,687	2,051,511	0.9%	23,927,655	23,925,126	—%
Mainline	1,968,407	1,956,738	0.6%	22,822,514	22,861,773	(0.2)%
Regional	102,280	94,773	7.9%	1,105,141	1,063,353	3.9%
Consolidated	21,955,027	20,803,221	5.5%	251,889,586	240,423,042	4.8%

PASSENGER LOAD FACTOR
Domestic	85.7%	86.2%	(0.5) pts	85.6%	85.3%	0.3 pts
Mainline	86.2%	86.7%	(0.5) pts	86.2%	86.0%	0.2 pts
Regional	83.5%	83.9%	(0.4) pts	83.3%	82.4%	0.9 pts
International	79.4%	76.0%	3.4 pts	81.2%	78.8%	2.4 pts
Atlantic	79.8%	74.2%	5.6 pts	81.7%	76.4%	5.3 pts
Pacific	76.5%	75.7%	0.8 pts	79.1%	79.2%	(0.1) pts
Latin	83.8%	79.2%	4.6 pts	83.6%	82.8%	0.8 pts
Mainline	84.2%	79.5%	4.7 pts	84.0%	83.3%	0.7 pts
Regional	76.3%	74.2%	2.1 pts	75.1%	73.2%	1.9 pts
Consolidated	83.0%	81.8%	1.2 pts	83.7%	82.4%	1.3 pts

ONBOARD PASSENGERS (000)
Mainline	9,308	8,788	5.9%	104,437	99,011	5.5%
Regional	3,692	3,417	8.0%	40,701	36,614	11.2%
Consolidated	13,000	12,205	6.5%	145,138	135,625	7.0%

CARGO REVENUE TON MILES (000)
Total	293,305	300,195	(2.3)%	3,122,050	3,014,572	3.6%

OPERATIONAL PERFORMANCE
Mainline Departure Performance[1]	66.9%	76.5%	(9.6) pts
Mainline Completion Factor	99.0%	99.9%	(0.9) pts

1Based on mainline scheduled flights departing by or before scheduled departure time
Note: See Part II, Item 6, Selected Financial Data, of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for the definitions of these statistics

United Reports November 2018 Operational Performance / Page 4

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally, including political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers, the operations of our code share partners or the aircraft operated by another airline of the same model as operated by us, our regional carriers or our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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